UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2011

Apple REIT Six, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-51270	20-0620523
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Six, Inc. (which is referred to below as the “Company”) is filing this report in accordance with Item 5.07 of Form 8-K.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On May 12, 2011, the Company held its Annual Meeting of Shareholders. At the Annual Meeting, shareholders considered: 1) the approval of the minutes from the Annual Meeting of Shareholders held on May 6, 2010; 2) the election of the two director nominees named in the proxy statement; 3) an advisory resolution to approve the compensation of the Company’s named executive officers; and 4) on an advisory basis the frequency of future advisory votes on the compensation of the Company’s named executive officers. The Company’s shareholders voted as follows on these matters:

1.	Shareholders approved the minutes from the Annual Meeting of Shareholders held on May 6, 2010 with the following votes:

FOR	AGAINST	ABSTAIN
91,521,585	0	13,768

2.	Shareholders elected the two director nominees named in the proxy statement with the following votes:

NOMINEE	FOR	WITHHELD	BROKER NON- VOTES
Bruce H. Matson	27,185,342	972,678	63,377,333
Robert M. Wily	27,204,697	953,323	63,377,333

3.	Shareholders approved the advisory resolution to approve the compensation of the Company’s named executive officers with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
24,795,433	2,173,144	1,189,443	63,377,333

4.	Shareholders voted on an advisory basis to hold future advisory votes on the compensation of the Company’s named executives as follows:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON- VOTES
24,978,376	1,159,982	1,100,381	919,281	63,377,333

 Based on the voting results shown above and other factors, the Company will hold an annual advisory vote on the compensation of named executive officers. The Company will continue to hold annual advisory votes until the Company’s Board of Directors decides to hold the next shareholder advisory vote on the frequency of advisory votes, which must occur at least once every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Six, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

May 18, 2011